Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in

•	Registration Statement No. 33-54064 on Form S-8
•	Registration Statement No. 33-54066 on Form S-8
•	Registration Statement No. 33-54096 on Form S-8
•	Registration Statement No. 33-57746 on Form S-8
•	Registration Statement No. 333-130167 on Form S-8
•	Registration Statement No. 33-86654 on Form S-8
•	Registration Statement No. 33-20801 on Form S-8
•	Registration Statement No. 333-53487 on Form S-8
•	Registration Statement No. 333-64714 on Form S-8
•	Registration Statement No. 333-89071 on Form S-8
•	Registration Statement No. 333-104412 on Form S-8
•	Registration Statement No. 333-130162 on Form S-8
•	Registration Statement No. 333-105930 on Form S-8
•	Registration Statement No. 333-135683 on Form S-8
•	Registration Statement No. 333-159908 on Form S-8
•	Registration Statement No. 333-159909 on Form S-8
•	Registration Statement No. 333-195653 on Form S-8
•	Post-Effective Amendment No. 1 to Registration Statement No. 33-57748 on Form S-8
•	Post-Effective Amendment No. 1 to Registration Statement No. 333-53485 on Form S-8

of our reports dated April 13, 2015, relating to the financial statements and financial statement schedule of Layne Christensen Company and subsidiaries, and the effectiveness of Layne Christensen Company and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 13, 2015